The Savannah Bancorp
Earnings Announcement

July 19, 2005
For Release: Immediately

Savannah Bancorp Reports 70 Percent Second Quarter EPS Increase
and Declares Regular Quarterly Dividend

SAVANNAH, Ga.--(BUSINESS WIRE)—July 19, 2005 - The Savannah Bancorp (NasdaqNM: SAVB) reported net income for the second quarter 2005 of $2,184,000, up 71 percent from $1,277,000 in the second quarter 2004. Net income per diluted share was 51 cents compared to 30 cents per diluted share in the second quarter of 2004, an increase of 70 percent. For the second quarter 2005, return on average equity was 20.51 percent, return on average assets was 1.29 percent and the efficiency ratio was 52.20 percent.

For the first six months of 2005, net income was $3,965,000, a 64 percent increase over $2,417,000 in the first six months of 2004. Earnings per diluted share for the first six months of 2005 were 93 cents, an increase of 63 percent over earnings per diluted share of 57 cents over the same period in 2004. For the first six months of 2005, return on average equity was 19.10 percent, return on average assets was 1.21 percent and the efficiency ratio was 53.70 percent.

Prior year per share amounts have been restated to reflect the effect of a 5-for-4 stock split distributed in the form of a 25 percent stock dividend in December 2004.

Net interest income increased $1,927,000, or 41 percent, in the second quarter 2005 over the same period in 2004. Earning assets growth of 22 percent and nine consecutive prime rate increases of 25 basis points each over the prior 12 months resulted in significantly higher net interest margins for the second quarter and the first six months of 2005. The Company's efficiency ratio improved because more revenues are being realized from investments made in previous years in markets, personnel and technology.

Loans, excluding loans held for sale, totaled $572 million at June 30, 2005, compared with $444 million one year earlier, an increase of 29 percent. Deposits totaled $588 million at June 30, 2005 and $449 million at June 30, 2004, an increase of 31 percent. As of June 30, 2005, demand, savings and money market accounts had increased 20 percent over the prior year as a result of continued focus on core deposit growth. Total assets increased 21 percent to $689 million at June 30, 2005, up from $568 million a year earlier.

Nonperforming assets increased to $733,000, or 0.13 percent of total loans, at June 30, 2005 from $644,000, or 0.12 percent of loans, at March 31, 2005 and $510,000, or 0.11 percent of total loans, at June 30, 2004. Net loan losses for the first half of 2005 were $7,000. Provision for credit losses for the first six months of 2005 was $820,000 and $875,000 for the first six months of 2004.

At June 30, 2005, Harbourside Mortgage Company, a division of The Savannah Bank, N.A., had total loans and loans held for sale of $116 million, up from $49 million a year earlier. Harbourside earnings for the second quarter of 2005 were $341,000 and $478,000 for the first six months of 2005. This compares with second quarter 2004 earnings of $11,000 and a loss of $80,000 for the first six months of 2004.

In a quarterly letter to shareholders, G. Mike Odom, Jr., Chief Executive Officer, and John C. Helmken II, President, stated, “Excellent loan and deposit growth, net interest margin improvement and enhanced efficiency in both of our banks continued in the second quarter resulting in another record level of earnings and growth. We enjoy strong economic conditions in each of our markets and our expansion plans are on schedule. The commitment and vision of our directors, the focus of our management team and the efforts of our staff continue to yield excellent returns to shareholders and positive banking experiences for our customers.”

On July 7th, the Company announced that it intends to organize Harbourside Community Bank, a new federal stock thrift institution, in partnership with a group of directors from Hilton Head Island and Bluffton, South Carolina as the Company’s third banking subsidiary. Subject to regulatory approval, this new bank, which is an expansion of the Company’s Harbourside Mortgage division, is scheduled to open in the fall of 2005.

Today, the Board of Directors approved a regular quarterly cash dividend of 13.5 cents per share payable on August 15, 2005 to shareholders of record on July 29, 2005.

The Savannah Bancorp, Inc. (SAVB), a bank holding company for The Savannah Bank, N.A. and Bryan Bank & Trust (Richmond Hill, Georgia), is headquartered in Savannah, Georgia. Harbourside Mortgage Company, a division of The Savannah Bank, N.A., is a loan production office on Hilton Head Island, SC that began business on October 1, 2003. SAVB began operations in 1990. Its primary businesses include deposit, credit, trust and mortgage origination services provided to local customers.

This press release may contain forward-looking statements as defined by federal securities law which involve significant risks and uncertainties. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in the economic scenario: significant changes in regulatory requirements; and significant changes in securities markets. The Savannah Bancorp, Inc. does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Any such statements are made in reliance on the safe harbor protections provided under the Private Securities Act of 1995.

#

Contacts: G. Mike Odom, Jr., Chief Executive Officer, 912-629-6486
Robert B. Briscoe, Chief Financial Officer, 912-629-6525

Attachments

The Savannah Bancorp, Inc. and Subsidiaries
Second Quarter Financial Highlights
June 30, 2005 and 2004
(Unaudited)
(thousands, except share data)

			%
Balance Sheet Data at June 30	2005	2004	Change
Total assets	$ 689,271	$ 568,225	21
Interest-earning assets	659,759	541,420	22
Loans	572,317	444,372	29
Allowance for credit losses	7,202	5,843	23
Nonperforming assets	733	510	44
Deposits	588,249	449,368	31
Interest-bearing liabilities	545,340	449,870	21
Shareholders' equity	43,619	37,726	16
Allowance for credit losses
to total loans	1.26%	1.31%	(4.2)
Nonperforming assets to total
loans and other real estate owned	0.13%	0.11%	16
Loan to deposit ratio	97.29%	98.89%	(1.6)
Equity to assets	6.33%	6.64%	(4.7)
Tier 1 capital to risk-weighted assets	9.39%	9.63%	(2.5)
Total capital to risk-weighted assets	10.64%	10.89%	(2.3)
Book value per share	$ 10.40	$ 9.17	13
Outstanding shares	4,194	4,112	2.0
Market value per share	$ 30.95	$ 22.60	37

Performance Ratios
For the Second Quarter	2005	2004	% Change

Net income	$ 2,184	$ 1,277	71
Return on average assets	1.29%	0.94%	38
Return on average equity	20.51%	13.65%	50
Net interest margin	4.16%	3.71%	12
Efficiency ratio	52.20%	59.94%	(13)
Per share data:
Net income - basic	$ 0.52	$ 0.31	69
Net income - diluted	$ 0.51	$ 0.30	70
Dividends	$ 0.135	$ 0.132	2.3
Average shares:
Basic	4,177	4,109	1.7
Diluted	4,275	4,214	1.4

(continued)

(continued)

For the First Six Months	2005	2004	% Change

Net income	$ 3,965	$ 2,417	64
Return on average assets	1.21%	0.93%	30
Return on average equity	19.10%	13.00%	47
Net interest margin	4.12%	3.78%	9.0
Efficiency ratio	53.70%	59.98%	(10)
Per share data:
Net income - basic	$ 0.95	$ 0.59	61
Net income - diluted	$ 0.93	$ 0.57	63
Dividends	$ 0.27	$ 0.26	3.8
Average shares:
Basic	4,163	4,105	1.4
Diluted	4,266	4,205	1.5

The Savannah Bancorp, Inc. and Subsidiaries
Consolidated Balance Sheets
June 30, 2005 and 2004
(Unaudited)
(thousands, except share data)

	June 30,
	2005	2004
Assets
Cash and due from banks	$ 16,380	$ 14,813
Interest-bearing deposits	14,944	6,275
Federal funds sold	4,673	18,896
Investment securities, available for sale	39,856	45,868
Loans held for sale	28,120	26,277
Loans, net of allowance for credit losses
of $7,202 in 2005 and $5,843 in 2004	565,115	438,529
Premises and equipment, net	4,762	4,713
Other real estate owned	-	500
Bank-owned life insurance	5,449	5,246
Other assets	9,972	7,108
Total assets	$ 689,271	$ 568,225
Liabilities
Deposits:
Noninterest-bearing	$ 95,890	$ 77,270
Interest-bearing	492,359	372,098
Total deposits	588,249	449,368
Securities sold under repurchase agreements	15,974	25,019
Other short-term borrowings	6,009	25,551
FHLB long-term advances	20,688	21,016
Subordinated debt	10,310	6,186
Other liabilities	4,422	3,359
Total liabilities	645,652	530,499
Shareholders' Equity
Common stock, par value $1 per share:
authorized 79,860,000 shares; issued
4,194,036 and 3,290,223 in 2005 and 2004	4,194	3,290
Preferred stock, par value $1:
authorized 10,000,000 shares	–	–
Capital surplus	25,066	25,054
Retained earnings	14,383	9,315
Treasury stock, at cost, 267 and
226 shares in 2005 and 2004	(4)	(4)
Net unrealized (losses) gains on
available for sale securities	(20)	71
Total shareholders' equity	43,619	37,726
Total liabilities and shareholders' equity	$ 689,271	$ 568,225

The Savannah Bancorp, Inc. and Subsidiaries
Consolidated Statements of Income
Second Quarter and First Six Months, 2005 and 2004
(Unaudited)
(thousands, except per share data)

	For the		For the
	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004

Interest income	$ 10,197	$ 6,687	$ 19,375	$ 12,911
Interest expense	3,526	1,943	6,563	3,676
Net Interest Income	6,671	4,744	12,812	9,235
Provision for credit losses	315	415	820	875
Net interest income after
provision for credit losses	6,356	4,329	11,992	8,360
Noninterest Income
Trust fees	117	106	233	214
Service charges on deposit accounts	427	399	814	791
Gain on sale of mortgage loans, net	276	333	530	475
Gain on sale other real estate owned, net	(24)	0	(24)	91
Other income	252	204	489	409
Total noninterest income	1,048	1,042	2,042	1,980
Noninterest Expense
Salaries and employee benefits	2,291	2,052	4,634	3,961
Occupancy and equipment expense	551	459	1,063	906
Data processing expense	298	266	599	525
Other operating expenses	892	691	1,679	1,335
Total noninterest expense	4,032	3,468	7,975	6,727
Income before provision for
income taxes	3,372	1,903	6,059	3,613
Provision for income taxes	1,188	626	2,094	1,196
Net Income	$ 2,184	$ 1,277	$ 3,965	$ 2,417

Per Share:
Net income - basic	$ 0.52	$ 0.31	$ 0.95	$ 0.59
Net income - diluted	$ 0.51	$ 0.30	$ 0.93	$ 0.57

The Savannah Bancorp, Inc. and Subsidiaries
Historical Trend Data - Five Years and Five Quarters
(thousands, except share data)

The following tables show per share information for the most recent five years and five quarters.  Share and per share information have been restated to reflect the effect of a 5-for-4 stock split with a record date of November 26, 2004, and a distribution date of December 20, 2004.

	For the Most Recent Five Years
	2004	2003	2002	2001	2000
Net income	$ 5,736	$ 4,644	$ 4,508	$ 4,358	$ 4,292
Average shares
Basic	4,109	4,103	4,100	4,068	4,090
Diluted	4,209	4,181	4,160	4,140	4,156
Net income per share ($)
Basic	1.40	1.13	1.10	1.07	1.05
Diluted	1.36	1.11	1.08	1.05	1.03
Dividends per share	0.52	0.51	0.49	0.45	0.38
Market price per common share ($)
High	$ 27.60	$ 23.20	$ 17.68	$ 18.18	$ 14.38
Low	20.14	15.18	14.18	12.40	11.24
Close	27.05	23.20	15.25	14.84	12.73
At December 31 ($)
Assets	617,341	476,865	437,598	376,183	344,096
Shareholders' equity	40,071	36,771	34,756	32,071	28,656
Book value per share	9.74	8.96	8.48	7.86	7.03
Outstanding shares	4,112	4,103	4,101	4,079	4,076
Key Ratios (%)
Return on equity	15.04	12.99	13.50	14.27	16.23
Return on assets	1.03	1.05	1.14	1.20	1.36
Net interest margin	3.86	3.91	4.10	4.13	4.77
Efficiency ratio	58.47	59.40	59.17	57.11	56.04

(continued)

(continued)

	For the Most Recent Five Quarters (Unaudited)
	2005		2004
	Second	First	Fourth	Third	Second
	Quarter	Quarter	Quarter	Quarter	Quarter
Net income	$ 2,184	$ 1,781	$ 1,775	$ 1,544	$ 1,277
Average shares
Basic	4,177	4,153	4,112	4,113	4,109
Diluted	4,275	4,259	4,225	4,204	4,214
Net income per share ($)
Basic	0.523	0.429	0.432	0.375	0.311
Diluted	0.511	0.418	0.420	0.367	0.303
Dividends per share	0.135	0.135	0.132	0.132	0.132
Market price per common share ($)
High	33.46	28.85	27.60	22.60	23.28
Low	27.00	24.01	21.99	20.14	20.21
Close	30.95	28.85	27.05	22.16	22.60
At quarter-end ($)
Assets	689,271	673,252	617,341	580,016	568,225
Shareholders' equity	43,619	41,369	40,071	39,016	37,726
Book value per share	10.40	9.96	9.74	9.49	9.17
Outstanding shares	4,194	4,153	4,112	4,113	4,113
Performance ratios (%)
Return on equity	20.51	17.71	17.84	15.96	13.65
Return on assets	1.29	1.12	1.16	1.06	0.94
Net interest margin	4.16	4.08	4.00	3.82	3.71
Efficiency ratio	52.20	55.30	55.94	58.51	59.94
Additional financial highlights are available at www.savb.com